Exhibit 16

[ARTHUR ANDERSEN LETTERHEAD]

June 6, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Sir/Madame
We have read the second and third paragraphs of Item 4 included in the Form 8-K dated May 30, 2002 of Pyramid Breweries, Inc., filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Copy to:
Eric G. Peterson
Vice President and Chief Financial Officer
Pyramid Breweries, Inc.